PRESS RELEASE	Contact: Stephanie A. Heist
November 4, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS TO PRESENT AT SANDLER O’NEILL’S FINANCIAL SERVICES
CONFERENCE ON NOVEMBER 11, 2010

WILMINGTON, Del. — WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer, Stephen A. Fowle, Executive Vice President and Chief Financial Officer and Rodger Levenson, Executive Vice President and Director of Commercial Banking, will be presenting at Sandler O’Neill’s 2010 East Coast Financial Services Conference on Thursday, November 11, 2010.

WSFS’ presentation can be accessed via live webcast at www.sandleroneill.com or audio conference at 877-253-8059 (Passcode: 1079263715#) on Thursday, November 11, 2010 at 4:40 P.M. Eastern Standard Time (EST).  For those unable to attend, the webcast and audiocast will be archived for 30 days after the event beginning Friday, November 12, 2010.  The presentation materials will also be available prior to the start of the webcast on the Investor Relations page of the Company’s website at www.wsfsbank.com.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.8 billion financial services company.  Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1).  WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc.  Serving the Delaware Valley since 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.
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